SCHEDULE 14A

(RULE 14A-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES

EXCHANGE ACT OF 1934 (AMENDMENT NO. ____)

Filed by the Registrant [X]

Filed by a Party other than the [_]

Registrant

Check the appropriate box:

[_]       Preliminary Proxy Statement

[_]       Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

[_]       Definitive Proxy Statement

[X]       Definitive Additional Materials

[_]       Soliciting Materials under Rule 14a-12

BNY Mellon New York Tax Exempt Bond Fund, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (check the appropriate box):

[X]       No fee required.

[_]       Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)       Title of each class of securities to which transaction applies:

(2)       Aggregate number of securities to which transaction applies:

(3)       Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:

(4)       Proposed maximum aggregate value of transaction:

(5)       Total Fee Paid:

[_]        Fee paid previously with preliminary materials.

[_]	Check box if any part of the fee is offset as provided by Exchange Act Rule 0- 11(a)(2) and identify the filing for which the offsetting fee was paid previously.

Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)       Amount Previously Paid:

(2)       Form, Schedule or Registration Statement No.:

(3)       Filing Party:

(4)       Date Filed:

BNY MELLON NEW YORK TAX EXEMPT BOND FUND, INC.

We Need Your Vote!

Your Prompt Response is Very Important.

January 26, 2024

Dear Shareholder,

Please vote today on a matter affecting your investment in BNY Mellon New York Tax Exempt Bond Fund, Inc. (the “Fund”). We recently sent you proxy materials concerning an important proposal regarding the Fund, as detailed below, which will be considered at a Special Meeting of Shareholders to be held on March 7, 2024. This reminder is being sent to you because you held shares in the Fund on the record date of December 15, 2023, and we have not received your vote. Every vote counts! It is important that you vote, no matter how large or small your holdings may be.

PROPOSAL INFORMATION:

Shareholders are being asked to consider approving an Agreement and Plan of Reorganization providing for the transfer of all of the assets of the Fund to BNY Mellon New York AMT-Free Municipal Bond Fund (the “Acquiring Fund”), in exchange solely for Class Z shares of the Acquiring Fund having an aggregate net asset value equal to the value of the Fund’s net assets and the assumption by the Acquiring Fund of the Fund’s stated liabilities (the “Reorganization”). If the Reorganization is approved, Class Z shares of the Acquiring Fund received by the Fund in the Reorganization will be distributed by the Fund to holders of its shares in liquidation of the Fund, after which the Fund will cease operations and will be terminated.

POTENTIAL BENEFITS OF THE REORGANIZATION:

✓	Will permit Fund shareholders to pursue the same investment goals in a larger combined fund that is also managed by BNY Mellon Investment Adviser, Inc. and is sub-advised by Insight North America LLC.
✓	The Acquiring Fund has a lower management fee than the Fund
✓	Synergies of operating one combined fund as opposed to two

Your vote is critical to this process. Please vote promptly to avoid the extra soliciting time and costs required to receive sufficient votes prior to the Special Meeting of Shareholders. If you hold your shares in a brokerage or bank account and are receiving this notice, your broker or bank cannot vote your shares on your behalf; therefore you must vote utilizing one of the options listed below.

Cast Your Vote Today!

1. BY PHONE. You may cast your by telephone by calling (866) 796-7181 to speak with a live proxy specialist.

2. INTERNET. You may cast your vote using the Internet by logging onto the Internet address located on the enclosed proxy card and following the instructions on the website.

3. VIA MAIL. You may cast your vote by mail by signing, dating, and mailing the enclosed proxy card in the postage-prepaid return envelope provided.

For further information about the Special Meeting of Shareholders, the proposal and how to vote or to obtain another copy of the Prospectus/Proxy Statement or prospectus of the Acquiring Fund, you can reach us at (866) 796-7181 between the hours of 9:00 a.m. and 10:00 p.m., Eastern Time, Monday through Friday, and Saturday 10:00 a.m. to 6:00 p.m., Eastern Time.

If you have already voted, we appreciate your participation. Thank you for your prompt attention to this matter.

Sincerely,

David DiPetrillo

President

BNY Mellon New York Tax Exempt Bond Fund, Inc.